Company Contact:	Donald A. French
Treasurer
UQM Technologies, Inc.
(303) 278-2002

UQM TECHNOLOGIES ANNOUNCES OPERATING RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS

Despite Flat Revenue Versus Second Quarter, Loss From Continuing Operations Trimmed 26 Percent

FOR IMMEDIATE RELEASE: 02-22

GOLDEN, COLORADO, January 28, 2002 ... UQM TECHNOLOGIES, INC. (AMEX:UQM), a developer of alternative energy technologies, announced today its operating results for the quarter and nine months ended December 31, 2001. "Continuing weak economic conditions led to flat third quarter revenue compared to our second quarter, however, losses from continuing operations were reduced 26 percent." said William G. Rankin, UQM Technologies' President and Chief Executive Officer. "We are continuing to aggressively manage the cost structure of our business in response to difficult economic conditions. Customer funded development and application engineering of our proprietary technology continue to rise and we expect our production of proprietary products to grow at a double digit annual rate next fiscal year."

Operations for the third quarter ended December 31, 2001, resulted in a loss from continuing operations of $579,750 or $0.03 per common share on total revenue of $5,165,969 compared to a loss from continuing operations of $199,590 or $0.01 per common share on total revenue of $6,939,946 for the third quarter last year. Earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations for the third quarter was $(79,015) or nil per common share compared to $258,506 or $0.01 per common share for the third quarter last year. Net loss for the third quarter was $579,750 or $0.03 per common share compared to a net loss of $429,539 or $0.02 per common share for the third quarter last year. EBITDA for the third quarter was $(79,015) or nil per common share versus $299,312 or $0.02 per common share for the comparable quarter last year.

Operations for the nine months ended December 31, 2001, resulted in a loss from continuing operations of $1,535,210 or $0.09 per common share on total revenue of $16,897,250 compared to a loss from continuing operations of $1,030,765 or $0.06 per common share on total revenue of $19,211,828 for the comparable period last year. EBITDA from continuing operations for the nine month period was $(67,154) or nil per common share compared to $245,738 or $0.01 per common share for the same period last year. Net loss for the nine month period was $3,856,310 or $0.22 per common share compared to a net loss of $1,838,107 or $0.10 per common share for the same period last year. EBITDA for the nine month period was $(1,842,877) or $(0.10) per common share versus $239,328 or $0.01 per common share for the comparable period last year.

EBITDA is a broadly used financial term which many investment professionals use as an approximation of the operating cash flow generated by a business. Management believes that this information may be useful to investors in the Company due to the amount of noncash depreciation and amortization charges reported by the Company. Investors are cautioned, however, that EBITDA is not a replacement or substitute for net earnings or loss determined by the application of generally accepted accounting principles and our calculation of EBITDA may not be comparable to similarly titled disclosures made by other companies.

"Operating results for the quarter were adversely impacted by additions to loss reserves for slow moving electronic raw material inventory of $143,649 during the quarter which caused us to fall short of our goal of EBITDA positive operating results. However, we expect to achieve our goal of EBITDA positive performance from continuing operations for the full fiscal year," said Donald A. French, UQM Technologies' Treasurer and Chief Financial Officer.

The Company will host a conference call today at 4:30 p.m. Eastern Standard Time to discuss operating results for the third quarter and nine months. To attend the conference call, please dial 212-896-6013 approximately 10 minutes before the conference is scheduled to begin. For those unable to participate in the conference, a recording will be available for 48 hours beginning at 6:30 p.m. Eastern Standard Time today. To access the playback call 1-800-633-8284 and give reservation number 20288719. For international callers, dial 1-858-812-6440.

UQM Technologies, Inc. is a leading developer and manufacturer of power dense, high efficiency electric motors, generators and power electronic inverters for the automotive, aerospace, telecommunications, medical and industrial markets. A major emphasis of the Company is developing products for the alternative energy technologies sector including power systems for electric, hybrid electric and fuel cell electric vehicles, 42 volt under-the-hood power accessories and distributed power generation applications. The Company's headquarters and engineering and product development center are located in Golden, Colorado. Manufacturing facilities are located in Frederick, Colorado (electric motors) and St. Charles, Missouri (electronic assemblies and wire harnesses). For more information on the Company, please visit its worldwide website at www.uqm.com.

This press release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this press release and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things, the development of markets for our products. Important risk factors that could cause actual results to differ from those contained in the forward-looking statements include our ability to be profitable, our ability to obtain additional financing, our reliance on major customers and suppliers, our ability to commercialize our products, our ability to manage growth and the possibility that product liability insurance may become unavailable to us.

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UQM TECHNOLOGIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2001	2000	2001	2000
Revenue:
Contract services	$ 888,736	594,708	2,206,011	1,492,607
Product sales	4,277,233	6,345,238	14,691,239	17,719,221
	5,165,969	6,939,946	16,897,250	19,211,828

Operating costs and expenses:

Costs of contract services	640,951	470,129	1,602,249	1,336,470
Costs of product sales	4,161,723	5,639,740	13,563,029	15,676,136
Research and development	16,450	14,050	87,194	79,460
General and administrative	938,807	856,652	2,955,170	2,727,979
Amortization of goodwill	67,587	67,587	202,761	202,761
	5,825,518	7,048,158	18,410,403	20,022,806

Loss from operations	(659,549)	(108,212)	(1,513,153)	(810,978)

Other income (expense):
Interest income	14,003	8,320	58,300	46,093
Interest expense	(95,273)	(79,489)	(292,801)	(203,184)
Minority interest share of earnings of consolidated subsidiary	-	(20,213)	-	(59,790)
Gain on sale of real estate	161,069	-	218,928	-
Other	-	4	(6,484)	(2,906)
	79,799	(91,378)	(22,057)	(219,787)

Loss from continuing operations	(579,750)	(199,590)	(1,535,210)	(1,030,765)

Discontinued operations:
Loss from operations of discontinued gear division	-	(229,949)	(644,650)	(807,342)
Loss on disposal of gear division including provision of $663,792 for operating losses during phase- out period	-	-	(1,676,450)	-
	-	(229,949)	(2,321,100)	(807,342)

Net loss	$ (579,750) ==========	(429,539) =========	(3,856,310) =========	(1,838,107) ============

EBITDA from continuing operations	$ (79,015) ==========	258,506 ==========	(67,154) ==========	245,738 ==========

EBITDA	$ (79,015) ==========	299,312 ==========	(1,842,877) ==========	239,328 ==========

Net loss per common share basic and diluted:
Continuing operations	$ (.03)	(.01)	(.09)	(.06)
Discontinued operations	-	(.01)	(.13)	(.04)
	$ (.03) =====	(.02) ====	(.22) ====	(.10) ====

EBITDA per common share from continuing operations	$ - =====	.01 ===	- ====	.01 ===

EBITDA per common share	$ - =====	.02 ===	(.10) ====	.01 ===

Weighted average number of shares of common stock outstanding	17,536,527	17,363,215	17,508,078	17,282,878

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	December 31,	March 31,
	2001	2001
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 2,254,768	2,399,006
Accounts receivable	2,280,361	3,899,041
Costs and estimated earnings in excess of billings on uncompleted contracts	687,017	572,009

Inventories	5,274,889	6,656,236
Prepaid expenses	273,776	184,405
Equipment of discontinued operations held for sale, net	1,500,686	-
Other	2,856	52,065
Total current assets	12,274,353	13,762,762

Property and equipment, at cost:
Land	181,580	181,580
Building	1,247,265	1,240,435
Machinery and equipment	8,618,193	12,433,475
	10,047,038	13,855,490
Less accumulated depreciation	(5,143,449)	(6,577,035)
Net property and equipment	4,903,589	7,278,455

Patent and trademark costs, net of accumulated amortization of $205,585 and $170,204	746,404	731,707

Goodwill, net of accumulated amortization of $1,107,712 and $873,793	4,416,220	5,662,797

Other assets	45,872	45,872

	$ 22,386,438	27,481,593

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,802,585	2,777,737
Other current liabilities	951,309	1,031,028
Current portion of deferred gain on sale of real estate	483,209	115,713
Current portion of long-term debt	523,865	865,685
Revolving line-of-credit	2,820,000	4,037,000
Term debt and accrued future losses of discontinued operations	1,311,196	-
Billings in excess of costs and estimated earnings on uncompleted contracts	238,853	197,819
Total current liabilities	9,131,017	9,024,982

Long-term deferred gain on sale of real estate	-	636,423
Long-term debt, less current portion	1,279,553	2,606,075
Total liabilities	10,410,570	12,267,480

Stockholders' equity:

Common stock, $.01 par value, 50,000,000 shares authorized; 17,566,359and 17,423,358 shares issued	175,664	174,233
Additional paid-in capital	51,237,932	50,626,120
Accumulated deficit	(39,021,033)	(35,164,723)
Accumulated other comprehensive income	(384,300)	(384,300)
Note receivable from officer	(32,395)	(37,217)

Total stockholders' equity	11,975,868 ========	15,214,113 =========

	$ 22,386,438 ==========	27,481,593 =========

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